As filed with the Securities and Exchange Commission on May 17, 2006
                                  Registration No.  333-
===============================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                    -----------------------------------

                                  FORM S-8

                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                    -----------------------------------

                              COMMSCOPE, INC.
           (Exact name of registrant as specified in its charter)
           Delaware                                   36-4135495
        (State or other                            (I.R.S. Employer
       jurisdiction of                          Identification Number)
       incorporation or
        organization)
                         1100 CommScope Place, S.E.
                                P.O. Box 339
                       Hickory, North Carolina 28602
            (Address of Principal Executive Offices) (Zip Code)

               COMMSCOPE, INC. 2006 LONG TERM INCENTIVE PLAN
                          (Full title of the plan)

                          Frank B. Wyatt II, Esq.
            Senior Vice President, General Counsel and Secretary
                   1100 CommScope Place, SE, P.O. Box 339
                          Hickory, North Carolina
                               (828) 324-2200
         (Name, address, and telephone number of agent for service)


                                CALCULATION OF REGISTRATION FEE
==================================================================================================
                                                       Proposed       Proposed
     Title of Securities                Amount         Maximum        Maximum         Amount
       to be Registered                 to be          Offering       Aggregate         of
                                      Registered       Price Per      Offering      Registration
                                         (1)           Share (2)      Price (2)        Fee
--------------------------------------------------------------------------------------------------

Common Stock, par value $0.01         2,300,000        $29.24         $67,252,000    $7,195.96
per share (the "Common Stock")(3)     shares
--------------------------------------------------------------------------------------------------

(1) Includes an indeterminate number of shares of Common Stock that may be issued in the event of stock splits, stock dividends or similar transactions in accordance with Rule 416 of the Securities Act of 1933, as amended (the "Securities Act").

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) of the Securities Act based upon the average of the high and low sales prices for the Common Stock as reported by the New York Stock Exchange on May 15, 2006.

(3) Each share of Common Stock includes one preferred share purchase right, initially attached to and traded with each share of Common Stock. The value attributable to the rights, if any, is reflected in the value of a share of Common Stock.


                         EXPLANATORY NOTE

     On May 5, 2006, our stockholders approved the CommScope, Inc. 2006 Long Term Incentive Plan (the "Plan"). The purpose of this Registration Statement on Form S-8 is to register 2,300,000 shares of Common Stock that may be issued under the Plan.

                                   PART I

     Participants in the Plan will be provided with the documents containing information specified by Part I of this Registration Statement in accordance with Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act. These documents constitute, along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II, a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                  PART II
             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3.  Incorporation of Documents by Reference

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, NY and Chicago, IL. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms or access our SEC filings on the SEC's web site at http://www.sec.gov. Reports, proxy and information statements and other information concerning us can also be inspected at the offices of the New York Stock Exchange located at 20 Broad Street, New York, NY 10005.

     The SEC allows us to "incorporate by reference" information into this Registration Statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this Registration Statement, and later information that we file with the SEC will automatically update this Registration Statement. We incorporate by reference the following documents and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the termination of the offerings registered on this Registration Statement:

     (a)  Our Annual  Report on Form 10-K for the year ended  December  31,
          2005.

     (b)  Our Quarterly  Report on Form 10-Q for the period ended March 31,
          2006.

     (c) Our Current Reports on Form 8-K dated February 13, 2006, March 1, 2006, March 23, 2006 and May 9, 2006 (reporting that our stockholders approved the Plan).

     (d) The description of our common stock contained in our registration statement on Form S-4 filed with the SEC on June 13, 1997, as amended.

     (e) The description of our preferred share purchase rights contained in our registration statement on Form 8-A filed with the SEC on June 30, 1997, as amended.

     Item 4.  Description of Securities

     Not applicable.

     Item 5.  Interests of Named Experts and Counsel

     Certain legal matters with respect to the issuance of the securities offered hereby will be passed upon for us by Fried, Frank, Harris, Shriver & Jacobson LLP.

     Item 6.  Indemnification of Directors and Officers

     Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify its directors and officers, as well as other employees and individuals (each an "Indemnified Party," and collectively, "Indemnified Parties"), against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits, or proceedings, whether civil, criminal, administrative, or investigative, other than in connection with actions by or in the right of the corporation (a "derivative action"), if an Indemnified Party acted in good faith and in a manner such Indemnified Party reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that a corporation may only indemnify an Indemnified Party for expenses (including attorneys' fees) incurred in connection with the defense or settlement of such derivative action. Additionally, in the context of a derivative action, DGCL Section 145 requires court approval before there can be any indemnification where an Indemnified Party has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification arrangements that may be granted pursuant to a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement, or otherwise.

     Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any willful or negligent declaration of an unlawful dividend, stock purchase or redemption, or (iv) any transaction from which the director derived an improper personal benefit.

     Our Certificate of Incorporation and By-Laws provide that our directors and officers shall not, to the fullest extent permitted by the DGCL, be liable to us or any of our stockholders for monetary damages for any breach of fiduciary duty as a director or officer, as the case may be. Our Certificate of Incorporation and By-Laws also provide that if the DGCL is amended to permit further elimination or limitation of the personal liability of directors and officers, then the liability of our directors and officers shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

     We have entered into agreements to indemnify our directors and officers in addition to the indemnification provided for in our Certificate of Incorporation and By-Laws. These agreements, among other things, indemnify our directors and officers to the fullest extent permitted by Delaware or other applicable state law for certain expenses (including attorney's fees), liabilities, judgments, fines and settlement amounts incurred by such person arising out of or in connection with such person's service as a director or officer of us or one of our affiliates.

     We maintain directors' and officers' liability insurance, under which our directors and officers are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of, and certain liabilities which might be imposed as a result of, actions, suits or proceedings to which our directors and officers are parties by reason of being or having been our directors or officers, as the case may be.

     Item 7.  Exemption from Registration Claimed

     Not applicable.

     Item 8.  Exhibits

Exhibit No.     Description of Exhibit

4.1 Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference from the Registrant's Quarterly Report on Form 10-Q for the period ended June 30, 1997 (File No. 001-12929)).

4.2 Amended and Restated By-Laws of the Registrant (incorporated herein by reference from the Registrant's Quarterly Report on Form 10-Q for the period ended June 30, 1997 (File No. 001-12929)).

4.3 Rights Agreement, dated as of June 12, 1997, between the Registrant and ChaseMellon Shareholder Services, LLC (incorporated herein by reference from the Registration
                Statement on Form 8-A filed with the Securities and Exchange Commission on June 30, 1997 (File No. 001-12929)).

4.4 Amendment No. 1 to Rights Agreement, dated as of June 14, 1999, between the Registrant and ChaseMellon Shareholder Services LLC (incorporated herein by reference from the Registration Statement on Form 8-A/A filed with the Securities and Exchange Commission on June 14, 1999 (File No. 001-12929)).

4.5 Amendment No. 2 to Rights Agreement, dated as of November 15, 2001 between the Registrant and Mellon Investor Services, LLC (incorporated herein by reference from the Registration Statement on Form 8-A/A filed with the Securities and Exchange Commission on November 19, 2001 (File No. 001-12929)).

4.6 CommScope, Inc. 2006 Long Term Incentive Plan (incorporated by reference to Exhibit A to Registrant's Proxy Statement filed on March 16, 2006 (File No. 001-12929)).

5.1*            Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP

23.1 Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in Exhibit 5.1)

23.2*           Consent of Deloitte & Touche LLP

23.3*           Consent of PricewaterhouseCoopers LLP

24.1            Powers of Attorney (included on the signature pages)

----------------------

*  Filed herewith

     Item 9.  Undertakings

     (a)  We hereby undertake:

               (1)  To file, during any period in which offers or sales are
                    being  made,   a   post-effective   amendment  to  this
                    Registration Statement:

                        (i)     To  include  any  prospectus   required  by
                                Section 10(a)(3) of the Securities Act;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports we filed under Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) We undertake that, for the purpose of determining any liability under the Securities Act, each filing of our annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of those securities at that time will be deemed to be the initial bona fide offering.

     (c) To the extent that indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons in accordance with the provisions described in Item 6 of this Registration Statement, or otherwise, we have been advised that, in the opinion of the SEC, indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-8, and have duly caused this Registration Statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Hickory, State of North Carolina, on May 17, 2006.

                                   COMMSCOPE, INC.


                                    /s/ Frank M. Drendel
                                   --------------------------------
                                   By:  Frank M. Drendel
                                   Title:  Chairman and Chief
                                           Executive Officer


                             POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Frank M. Drendel, Jearld L. Leonhardt and Frank B. Wyatt, II, and each of them, as his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and any and all documents in connection therewith, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies, approves and confirms all that his or her said attorney-in-fact and agent, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

         Signature                     Title                Date
---------------------------- ------------------------- -----------------
/s/ Frank M. Drendel         Chairman and Chief        May 17, 2006
Frank M. Drendel             Executive Officer
                             (Principal Executive
                             Officer)



/s/ Jearld L. Leonhardt      Executive Vice President  May 17, 2006
Jearld L. Leonhardt          and Chief Financial
                             Officer (Principal
                             Financial Officer)


/s/ William R. Gooden        Senior Vice President     May 17, 2006
William R. Gooden            and Controller
                             (Principal Accounting
                             Officer)


/s/ Boyd L. George           Director                  May 17, 2006
Boyd L. George


/s/ George N. Hutton, Jr.    Director                  May 17, 2006
George N. Hutton, Jr.


/s/ Katsuhiko Okubo          Director                  May 17, 2006
Katsuhiko Okubo


/s/ Richard C. Smith         Director                  May 17, 2006
Richard C. Smith


/s/ June E. Travis           Director                  May 17, 2006
June E. Travis


/s/ James N. Whitson         Director                  May 17, 2006
James N. Whitson

INDEX TO EXHIBITS

Exhibit No.     Description of Exhibit

4.1 Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference from the Registrant's Quarterly Report on Form 10-Q for the period ended June 30, 1997 (File No. 001-12929)).

4.2 Amended and Restated By-Laws of the Registrant (incorporated herein by reference from the Registrant's Quarterly Report on Form 10-Q for the period ended June 30, 1997 (File No. 001-12929)).

4.3 Rights Agreement, dated as of June 12, 1997, between the Registrant and ChaseMellon Shareholder Services, LLC (incorporated herein by reference from the Registration Statement on Form 8-A filed with the Securities and Exchange Commission on June 30, 1997 (File No. 001-12929)).

4.4 Amendment No. 1 to Rights Agreement, dated as of June 14, 1999, between the Registrant and ChaseMellon Shareholder Services LLC (incorporated herein by reference from the Registration Statement on Form 8-A/A filed with the Securities and Exchange Commission on June 14, 1999 (File No. 001-12929)).

4.5 Amendment No. 2 to Rights Agreement, dated as of November 15, 2001 between the Registrant and Mellon Investor Services, LLC (incorporated herein by reference from the Registration Statement on Form 8-A/A filed with the Securities and Exchange Commission on November 19, 2001 (File No. 001-12929)).

4.6 CommScope, Inc. 2006 Long Term Incentive Plan (incorporated by reference to Exhibit A to Registrant's Proxy Statement filed on March 16, 2006 (File No. 001-12929)).

5.1*            Opinion  of  Fried,   Frank,   Harris,   Shriver  &
                Jacobson LLP

23.1            Consent  of  Fried,   Frank,   Harris,   Shriver  &
                Jacobson LLP (included in Exhibit 5.1)

23.2*           Consent of Deloitte & Touche LLP

23.3*           Consent of PricewaterhouseCoopers LLP

24.1 Powers of Attorney (included on the signature pages)

----------------------

*  Filed herewith